SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware ______________________	33-48432 ______________________	48-0920712 ______________________
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices)

(913) 362-0510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF$240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On May 3, 2005, Layne Christensen Company (the “Company”) entered into a letter agreement with Andrew B. Schmitt, the President and Chief Executive Officer of the Company, amending and restating Mr. Schmitt’s existing supplemental retirement benefit to comply with new tax legislation contained in Section 409A of the American Jobs Creation Act of 2004.

     Pursuant to Mr. Schmitt’s existing supplemental retirement benefit, the Company has agreed to pay Mr. Schmitt an annual retirement benefit equal to 40% of the average of his total compensation received during the highest five consecutive years out of his last ten years of employment, less 60% of his annual primary Social Security benefit (the “Annual Benefit”). The Annual Benefit is to be reduced, however, by the annual annuity equivalent of the value of all funds, including earnings, in the Company funded portion of Mr. Schmitt’s Capital Accumulation Plan account as of the date of his retirement (the “Annuity Equivalent”) and, if Mr. Schmitt separates from service prior to age 65, reduced further by multiplying the Annual Benefit by a percentage (the “Early Retirement Reduction Factor”) depending on Mr. Schmitt’s age at the time of his separation from service.

     Under the existing supplemental retirement benefit, Mr. Schmitt is also entitled to a disability benefit determined in the same manner as the Annual Benefit as of the date of termination of his service resulting from total and permanent disability (the “Disability Benefit”). The Disability Benefit will also be reduced by the Annuity Equivalent but is not subject to the Early Retirement Reduction Factor. Mr. Schmitt’s surviving spouse, if any, will be entitled to receive a death benefit (the “Death Benefit”) upon Mr. Schmitt’s death which will be equal to the Annual Benefit his surviving spouse would have received if (i) he had retired at the date of his death and had received an Annual Benefit in the form of a monthly joint and survivor benefit and (ii) he subsequently died. The Death Benefit will be reduced by the Annuity Equivalent.

     The main change made to Mr. Schmitt’s existing supplemental retirement benefit was to postpone the payment of his Annual Benefit for six months after Mr. Schmitt’s separation from service with the Company. This was done to comply with Section 409A’s mandatory postponement of certain payments to executive officers.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	10.1	Letter Agreement between Andrew B. Schmitt and the Company, dated May 3, 2005, with respect to Mr. Schmitt’s supplemental retirement benefit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY

Date: May 4, 2005	By:	/s/ Jerry W. Fanska

Name: Jerry W. Fanska
Title: Vice President-Finance

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Letter Agreement between Andrew B. Schmitt and the Company, dated May 3, 2005, with respect to Mr. Schmitt’s supplemental retirement benefit.